MEMORANDUM OF UNDERSTANDING
EMRL.D Token Buy Call Option Framework
Between P/E Capital DAO LLC and Cahero Family Group
Effective Date : March 1, 2026

1. PARTIES
This Memorandum of Understanding (MOU) is entered into between:
* P/E Capital DAO LLC, a limited liability company organized under the laws of the State of Wyoming, acting through its EMRL.D Special Purpose Vehicle
  (SPV) (CIK File No. 0001954925) (P/E DAO); and
* Cahero Family Group, represented by Ramon Cahero, Chief Operating Officer
  (COO) (Cahero Group).
Each a Party and collectively the Parties.

2. PURPOSE
The purpose of this MOU is to define the strategic relationship and structural framework between the Parties in connection with the EMRL.D Token, including:
* The contribution and recognition of emerald-backed Safe Keeping Receipts
  (SKRs), being documents evidencing custody and control of physical gemstone assets
* The operational independence of the Parties
* The establishment of a Buy Call Option mechanism governing token-linked economic alignment

3. NON-BINDING NATURE
This MOU is non-binding and reflects the present understanding of the Parties, except for provisions expressly identified as binding.

The Buy Call Option framework described in Section 6 is intended to form the basis of a binding definitive agreement.

4. ASSET BACKING AND SKR RELATIONSHIP
The Parties acknowledge the following:
* The Cahero Group maintains an approximate USD 90,000,000 emerald gemstone stockpile, evidenced through SKRs
* Said SKRs are intended to support forty percent (40%) of the total EMRL.D token supply, subject to verification and structuring

Nature of Relationship
* The Cahero Group acts as asset provider and SKR originator
* P/E DAO acts as tokenization sponsor, structuring entity, and SPV operator

Independence Clause
The Parties expressly agree that:
* Each Party operates as an independent entity
* No partnership, joint venture, or fiduciary relationship is created
* Control over assets and token issuance remains segregated and role-defined

5. OPERATIONAL STRUCTURE
The Parties intend the following structure:
* Cahero Family Group
o Custody and maintenance of underlying emerald assets
o Issuance and validation of SKRs
o Cooperation in verification and audit processes

* P/E Capital DAO LLC (EMRL.D SPV)
o Token issuance and smart contract governance
o Investor framework and distribution strategy
o Exchange integration, including listing with BitMart Global

All operational execution remains subject to further agreements and regulatory compliance.

6. BUY CALL OPTION FRAMEWORK (INTENDED BINDING MECHANISM)
The Parties acknowledge the intent to enter into a Buy Call Option Agreement with the following indicative terms:
* Underlying Asset: EMRL.D Token
* Strike Price: USD 1.00 per token
* Option Term: 365 days from the official rollout date of EMRL.D on BitMart
  Global
* Grantor / Structure: To be defined in definitive agreement under the EMRL.D
  SPV

Trigger Conditions
The Buy Call Option may be exercisable upon the occurrence of all of the following conditions prior to expiration:
1. Market Price Threshold:
EMRL.D reaches or exceeds USD 8.00 on the BitMart Global spot market
2. Liquidity Threshold:
Achieves a minimum USD 1,000,000 daily trading volume
3. Market Penetration Threshold:
At least five percent (5%) of the total token supply is successfully integrated into the digital secondary market
4. Time Condition:
All conditions must occur within the 365-day option period

Important Qualification
* The above parameters are indicative and subject to final legal structuring
* No guarantee is made regarding price performance, liquidity, or market conditions
* The Buy Call Option shall only become binding upon execution of a definitive agreement

7. REGULATORY AND MARKET POSITIONING
The Parties acknowledge that:
* EMRL.D may be structured as a digital asset or security token, subject to applicable laws
* All activities must comply with relevant securities, AML (Anti-Money Laundering), and KYC (Know Your Customer) requirements
* Listing on BitMart Global does not constitute regulatory approval

8. CONFIDENTIALITY (BINDING)
All non-public, proprietary, or sensitive information shared between the Parties shall be treated as confidential.

This obligation is legally binding and shall survive termination of this MOU.

9. INTELLECTUAL PROPERTY (BINDING)
Each Party retains ownership of its respective intellectual property.
All token architecture, smart contracts, and issuance frameworks developed by P/E DAO shall remain its exclusive property unless otherwise agreed.

10. TERM AND TERMINATION
This MOU shall remain in effect until:
* Superseded by definitive agreements; or
* Terminated by either Party upon written notice

Binding provisions shall survive termination.

11. GOVERNING LAW AND DISPUTE RESOLUTION (BINDING)
This MOU shall be governed by the laws to be specified in the definitive agreement.

Any disputes shall be resolved through arbitration in a mutually agreed jurisdiction.

12. SIGNATURES
For P/E Capital DAO LLC (EMRL.D SPV)

Signature: ______________________
Name: Eliseo Jojo L. Prisno
Title: DAO Founder
Date: March 1, 2026_____________

For Cahero Family Group

Signature: ______________________
Name: Ramon Cahero
Title: Chief Operating Officer (COO)
Date: ___________________________